UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): April 12, 2006

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

Motion to Amend the Settlement Agreement

As previously reported, in September 2005, in an effort to resolve the uncertainty surrounding the methodology that will be applied to determine Tucson Electric Power Company's (TEP) rates for generation service after December 31, 2008, TEP filed a motion and supporting testimony with the Arizona Corporation Commission (ACC) to amend the settlement agreement (Settlement Agreement) approved by the ACC in 1999.

On January 30, 2006, the Administrative Law Judge (ALJ) for the ACC issued a Recommended Opinion and Order (ROO) which, if adopted by the ACC, would deny TEP's motion to amend the Settlement Agreement.

On April 12, 2006, during a special open meeting, the ACC considered TEP’s motion and the ALJ’s ROO and issued an order which finds:

•	the meaning of the Settlement Agreement and its effect on how TEP’s rates for generation services will be determined after December 31, 2008 is in dispute;

•	it is in the public interest to resolve, as soon as possible, the dispute;

•
a hearing should be held to consider amending the Settlement Agreement. The hearing should address the following issues, but not limited to: the viability of the Settlement Agreement in light of the ACC’s Track A and Track B proceedings and the court decision which invalidated portions of the ACC’s rules on retail competition and related market pricing; a discussion and presentation of evidence regarding whether TEP will be able to charge market-based or cost-of-service rates after 2008; TEP’s proposed amendments to the Settlement Agreement; demand side management; renewable energy standards; and time of use tariffs;

•	the proceedings should fully explore various means for resolving whether the Settlement Agreement should remain in full force and effect; be unwound; be amended; or be novated; and

•	orders a procedural schedule to be established that should allow for an expeditious but complete review of these matters.

TEP does not know when the procedural order will be issued and cannot predict whether the ACC will adopt TEP’s proposed amendments to the Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 12, 2006	UNISOURCE ENERGY CORPORATION —————————————————— (Registrant) / s / Kevin P. Larson
—————————————————— Senior Vice President and Principal Financial Officer

Date: April 12, 2006	TUCSON ELECTRIC POWER COMPANY —————————————————— (Registrant) / s / Kevin P. Larson
—————————————————— Senior Vice President and Principal Financial Officer